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     THIRD  AMENDMENT  TO  SERIES  A  SUBORDINATED  CONVERTIBLE  NOTE

     THIS THIRD AMENDMENT TO SERIES A SUBORDINATED CONVERTIBLE NOTE (this "Amendment") is made by and among the undersigned Noteholder and SpaceDev, Inc. (the "Corporation") as of the date the Corporation obtains consent from holders representing 51% of the aggregate amount of the outstanding Series A Subordinated Convertible Notes referenced and defined in the preamble to that certain Note Purchase Agreement executed between the parties on October 21, 2002 (the "Note Purchase Agreement").

     PREFACE

     WHEREAS, the Corporation made an offering of up to $475,000 in Notes to officers and directors of the Company pursuant to Section 4(2) of the Securities Act of 1933, on the terms and conditions set forth in the Note Purchase
Agreement  and  the  form  of  Note  attached  thereto  as  Exhibit  "A";  and

WHEREAS, the Noteholder purchased a Note from the Corporation in the amount of $100,000 pursuant to the Note Purchase Agreement (the "Note"); and

WHEREAS, Section 4 of the Note provides that it may only be amended by a vote of noteholders representing 51% of the aggregate amount of the then outstanding Subordinated Convertible Notes; and

WHEREAS, due to the cash position of the Company and in consideration of its agreement to pay a portion of the Note in cash and the waiver its conversion right to that portion of the amount due, it is the desire of the Noteholder and the Corporation that the Note be amended as provided herein;

     NOW  THEREFORE,  the  Note  is  amended  as  provided  in  this  Amendment.

     ARTICLE  I

     The parties agree that, pursuant to its right of conversion under Section 2 of the Note, the Company shall convert 50% of the principal and interest due on the Note into common stock of the Company on the terms of conversion provided in the Note . In exchange for the cancellation of 50% of the warrant issued to the Noteholder pursuant to the Note Purchase Agreement (the "Warrant"), the Company shall pay the remaining principal and increase the interest rate due on the Note to five percent (5%), payable to the Noteholder by check or wire transfer within ten (10) days after the execution of this Amendment. To the extent that Warrants issued to the Noteholder are for an uneven number of shares of common stock, the Noteholder shall retain the Warrant as to the additional share.

     Upon execution of this Amendment, the Noteholder shall surrender the Note to the Company for cancellation, and shall surrender the Warrant to Company for reissuance as to 50% of the shares of stock to which it pertains. Upon receipt of the original Note and Warrant from the Noteholder, the Company shall deliver a restricted stock certificate representing the number of shares of common stock equal to 50% of the principal and interest due on the Note on the date hereof divided by the Conversion Price set forth in the Note, and a new Warrant to purchase shares equal to 50% of shares underlying the original Warrant (the "Reissued Warrant"). The stock certificate and Reissued Warrant shall be delivered to the Noteholder within ten (10) days after the surrender of the original Note and Warrant to the Company.

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                                   ARTICLE II

     Pursuant to this Amendment, upon payment of 50% of the principal and interest due under the Note and delivery of a Reissued Warrant and stock certificate as referenced in Article II hereof, the debt represented by the Note shall be extinguished and the Noteholder waives any further claims for payment under the Note.

                                   ARTICLE II

     This Amendment to the Note may be executed in any number of counterparts, each of which, when taken together, shall be deemed the fully executed agreement between the parties.

IN WITNESS WHEREOF, the parties have executed this Amendment effective September 5, 2003.

          CORPORATION:

          SPACEDEV,  INC.



            By: /s/ Richard B. Slansky
            --------------------------
            Richard  B.  Slansky,  CFO

          NOTEHOLDER(S):


            By: /s/ James W. Benson
            -----------------------
                  James  W.  Benson